Exhibit 10.1

SECOND AMENDMENT TO MASTER AMENDMENT

This Second Amendment to Master Amendment (the “Second Amendment”), dated as of May 31, 2011, is by and between Investors Community Bank (the “Bank”), Broadwind Towers, Inc. f/k/a Tower Tech Systems Inc., a Wisconsin corporation (“Borrower”), and Broadwind Energy, Inc., a Delaware corporation (“Guarantor”).

RECITALS

WHEREAS, the Bank, Borrower, and Guarantor entered into a Master Amendment dated December 30, 2009 (the “Master Amendment”), wherein various modifications were made to numerous Loan Documents affecting all parties hereto, with such modifications intended to address the merger between R.B.A. Inc. and Borrower, and to address other changes and clarifications of the Loan Documents; and

WHEREAS, the parties entered into a First Amendment to Master Amendment dated as of December 30, 2010 (the “First Amendment”), wherein various modifications were made to the Master Amendment; and

WHEREAS, the parties wish to further modify the Master Amendment as more particularly set forth herein;

AGREEMENT

1.             Recitals.  The representations, determinations and statements contained in the Recitals set forth above are true and correct in all material respects and form a part of this Second Amendment.

2.             Definitions.  Any capitalized terms not otherwise defined herein are defined in the Master Amendment.

3.             Borrower Name Change.  The parties acknowledge that Borrower’s name has been changed from “Tower Tech Systems Inc.” to “Broadwind Towers, Inc.,” effective as of March 1, 2011.

4.             Loans from Affiliates.  Section 4(d) of the Master Amendment is deleted in its entirety.

5.             Guarantor Consent.  Guarantor hereby ratifies and affirms its obligations under the Guarantor Documents and consents to the terms and conditions of this Second Amendment.

6.             Loan Documents.  Borrower and Guarantor each acknowledge that, except as expressly modified herein, in the First Amendment and in the Master Amendment, each such party’s obligations under the Loan Documents exist and are enforceable in accordance with their terms and shall remain in full force and effect.

7.             Amendment.  This Second Amendment may not be amended without the prior written consent of each of the parties hereto.

8.             Governing Law.  This Second Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

9.             Counterparts.  This Second Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

10.           Severability.  In case any provision in this Second Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.           Assignment.  All agreements of the parties hereto shall bind each of their respective successors and assigns.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed as of the day and year first written above.

INVESTORS COMMUNITY BANK		BROADWIND TOWERS, INC.
f/k/a TOWER TECH SYSTEMS INC.

By:	/s/ David J. Diedrich	By:	/s/ S. K. Kushner

Name:	David J. Diedrich	Name:	S. K. Kushner

Its:	Senior Business Banking Officer	Its:	Authorized Signor

BROADWIND ENERGY, INC.

		By:	/s/ S. K. Kushner

		Name:	S. K. Kushner

		Its:	CFO